Exhibit 99.1

XL Group Ltd Announces Tender Offers for up to $550 Million Aggregate Maximum Repurchase Amount of Certain Outstanding Securities of XLIT Ltd. and Catlin Insurance Company Ltd.

HAMILTON, BERMUDA—Wednesday, June 7, 2017—XL Group Ltd (NYSE: XL) (the “Company”) today announced that its direct, wholly owned subsidiary, XLIT Ltd. (“XL-Cayman”), has commenced tender offers to purchase for cash of up to an aggregate maximum repurchase amount of $550,000,000 (the “Aggregate Maximum Repurchase Amount”) the securities of XL-Cayman and Catlin Insurance Company Ltd., an indirect, wholly-owned subsidiary of the Company and XL-Cayman (“Catlin-Bermuda”) listed in the table below (collectively, the “Securities”). The closing of the tender offers is contingent upon, among other things, the successful completion of an anticipated fixed-rate debt financing transaction resulting in gross proceeds of at least $500,000,000 (the “Financing Condition”).

CUSIP/ISINs	Title of Securities	Acceptance Priority Level	Liquidation Preference Per Share or Principal Amount Per Note	Aggregate Liquidation Preference or Principal Amount Outstanding	Series Cap	Reference Security (a)	Offer Price
G98296109 / KYG982961099	Series D Preference Ordinary Shares of XLIT Ltd.	1	$1,000	$350,000,000	N/A	N/A	$935.00

98372P AJ7 / US98372PAJ75	Series E Preference Ordinary Shares of XLIT Ltd.	2	$1,000	$1,000,000,000	N/A	N/A	$930.00

149206 AA2 / 144A ISIN = US149206AA21 Reg S ISIN = USG1970AAA28	Non-Cumulative Preference Preferred Shares of Catlin Insurance Company Ltd.	3	$1,000	$600,000,000	N/A	N/A	$965.00

98420EAD7 / US98420EAD76	5.500% Subordinated Notes of XLIT Ltd. due 2045	4	$1,000	$500,000,000	$100,000,000	3% UST due February 15, 2047	+220bps(b)

(a)	The Reference Security (as defined below) will be priced at 2:00 p.m., New York City time, on the Price Determination Date (as defined below), as quoted on “FIT1” on the Bloomberg Bond Trader page.

(b)	The Offer Price (as defined below) for 2045 Notes (as defined below) will be equal to the Total Consideration (as defined below) for the 2045 Notes validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase and will be calculated using the Fixed Spread (as defined below). The 2045 Notes that are validly tendered after the Early Tender Date but prior to or at the Expiration Date (as defined below) and that are accepted for purchase will be entitled to the Total Consideration minus the Early Tender Payment. XL-Cayman will only accept for purchase 2045 Notes up to the 2045 Notes Cap (as defined below).

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated June 7, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), including the offers to purchase for cash of up to the Aggregate Maximum Repurchase Amount the Series D Preference Ordinary Shares of XL-Cayman (the “Series D Offer”), the Series E Preference Ordinary Shares of XL-Cayman (the “Series E Offer”), the Non-Cumulative Preference Preferred Shares of Catlin-Bermuda (the “CICL Offer” and, together with the Series D Offer and the Series E Offer, the “Equity Offers”) and the 5.500% Subordinated Notes of XL-Cayman due 2045 (the “2045 Notes”, and such offer, the “2045 Notes Offer”) that will not result in the aggregate amount that all holders of Securities are entitled to receive, excluding accrued and unpaid dividends or interest, for their Securities that are validly tendered and accepted for purchase in the tender offers (collectively, the “Offers,” and each such tender offer, an “Offer”) to exceed the Aggregate Maximum Repurchase Amount. The Offers are also subject to a minimum tender condition of such amount of validly tendered Securities that would result in an aggregate purchase price of at least $100,000,000 (the “Minimum Condition”) and the Financing Condition.

XL-Cayman intends to use cash on hand, including proceeds received from the currently anticipated fixed-rate debt financing that XL-Cayman currently intends will satisfy the Financing Condition, to fund the purchase price for the Securities validly tendered and accepted for purchase pursuant to the Offers.

The Offers will expire at 5:00 p.m., New York City time, on July 6, 2017, unless we extend the Offers (such time and date as the same may be extended, the “Expiration Date”).

Withdrawal rights for the Offer relating to the 2045 Notes will terminate at 5:00 p.m., New York City time on June 20, 2017 (the “Notes Withdrawal Deadline”). Securities tendered in the Equity Offers may be withdrawn at any time prior to the Expiration Date.

Holders of 2045 Notes must validly tender 2045 Notes at or prior to 5:00 p.m., New York City time, on June 20, 2017 (the “Early Tender Date”) to receive the early tender payment (the “Early Tender Payment”) of $50 per $1,000 principal amount of 2045 Notes. There is no Early Tender Date or Early Tender Payment for the Equity Offers.

On the terms and subject to the conditions of the Offers, XL-Cayman will pay the offer price (the “Offer Price”) with respect to the applicable series of Securities listed in the table above, plus an amount equal to accrued but unpaid dividends or interest up to, but not including, the date such Securities are purchased, net to the tendering holder in cash, without interest, for Securities validly tendered and not validly withdrawn.

Holders of any 2045 Notes that are validly tendered at or prior to the Early Tender Date and that are accepted for purchase will receive the applicable Total Consideration. The Total Consideration, as calculated using the Fixed Spread, includes the Early Tender Payment. Holders of any Securities that are validly tendered after the Early Tender Date but prior to or at the Expiration Date and that are accepted for purchase will receive the applicable Total Consideration minus the Early Tender Payment.

The Early Tender Date is the last time and day for holders to tender 2045 Notes in order to be eligible to receive the Total Consideration.

The acceptance by XL-Cayman of any Securities validly tendered in the Offers will be subject to, among other things, the Aggregate Maximum Repurchase Amount and the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). All Securities validly tendered in the Offers having a higher Acceptance Priority Level (with “1” being the highest Acceptance Priority Level and “4” being the lowest) will be accepted before any validly tendered Securities having a lower Acceptance Priority Level are accepted.

XL-Cayman will only accept for purchase 2045 Notes up to a maximum aggregate purchase price of $100,000,000 (the “2045 Notes Cap”), subject to the Aggregate Maximum Repurchase Amount, the Acceptance Priority Levels and proration.

If there are sufficient remaining funds pursuant to the Aggregate Maximum Repurchase Amount to purchase some, but not all of the Securities of an Acceptance Priority Level, the amount of Securities purchased in that series may be subject to proration. The amount of 2045 Notes purchased may also be subject to proration if the acceptance for purchase of 2045 Notes up to the Aggregate Maximum Repurchase Amount would result in the 2045 Notes Cap being exceeded.

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The consideration (the “Total Consideration”) offered per $1,000 principal amount of 2045 Notes validly tendered and accepted for purchase pursuant to the 2045 Notes Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread of +220bps for the 2045 Notes (the “Fixed Spread”) plus the applicable yield to maturity based on the bid-side price of the U.S. Treasury Reference Security (the “Reference Security”) for the 2045 Notes, the 3% UST due February 15, 2047, as quoted on the “FIT1” on the Bloomberg Bond Trader page at 2:00 p.m., New York City time, on June 21, 2017 (the “Price Determination Date”).

Unlike Securities tendered in the Equity Offers, 2045 Notes tendered in the 2045 Notes Offer may not be withdrawn subsequent to the Notes Withdrawal Deadline. In addition, since the results of the Equity Offers will not be known until the Expiration Date, which may be extended, holders who tender 2045 Notes at or prior to the Early Tender Date will not know whether their 2045 Notes will be accepted for purchase in the 2045 Notes Offer until the Expiration Date and will not be able to withdraw their 2045 Notes during the period between the Early Tender Date and the Expiration Date.

Any of the Offers may be amended in any respect in XL-Cayman’s sole discretion, subject to applicable law.

Information Relating to the Offers

The Offer to Purchase for all of the Securities is being distributed to holders beginning today. Citigroup Global Markets Inc., and Wells Fargo Securities, LLC are acting as dealer managers for all Offers. J.P. Morgan Securities LLC is acting as dealer manager for the Series E Offer, the CICL Offer and the 2045 Notes Offer, but not the Series D Offer. Investors with questions regarding the tender offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

Holders may obtain a copy of the Offer to Purchase online at the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov as an exhibit to the Tender Offer Statement on Schedule TO filed by XL-Cayman with the SEC on the date hereof. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Offers. Holders must make their own decisions as to whether to participate in the Offers, and if they decide to do so, the number or amount of Securities to tender.

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s or XL-Cayman’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could,” “would,” “look” or similar statements of a future or forward-looking nature identify forward-looking statements. Factors that could cause actual results to differ from those predicted are set forth under “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and our other documents on file with the SEC. Neither the Company nor XL-Cayman undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About XL Group Ltd

XL Group Ltd (NYSE:XL), through its subsidiaries and under the XL Catlin brand, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. Clients look to XL Catlin for answers to their most complex risks and to help move their world forward. To learn more, visit www.xlgroup.com.

Contacts

Abbe F. Goldstein, CFA
Director of Investor Relations
+1 (203) 964-3573

Carol Parker Trott
Corporate Communications & Reinsurance C&M Director
+1 (441) 294-7290

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